Exhibit 99.1

Investor contacts:

Lisa Laukkanen

The Blueshirt Group for InterVideo

415-217-4967

lisa@blueshirtgroup.com

InterVideo Reports Solid Financial Results for Third Quarter 2005

Fremont, Calif., November 9, 2005 — InterVideo, Inc. (Nasdaq: IVII), a leading provider of DVD software, today reported financial results for the three-month period ended September 30, 2005. The reported results for the third quarter of 2005 reflect the combined financial results of InterVideo and Ulead Systems, Inc., in which InterVideo acquired a controlling equity interest on April 20, 2005. For the third quarter of 2005, InterVideo reported revenue of $29.0 million compared to $18.5 million reported in the third quarter of 2004.

Under generally accepted accounting principles (GAAP), net income for the third quarter of 2005 was $2.4 million, or $0.16 per diluted share compared to net income of $1.3 million, or $0.09 per diluted share, reported in the third quarter of 2004.

On a non-GAAP basis, excluding the charge for acquisition related intangible amortization of $611,000, permanent cost reductions related to Ulead operations of $344,000 and a one-time charge for a loss on an asset disposal of $109,000, net income for the third quarter of 2005 was $3.1 million, or $0.20 per diluted share.

Third quarter gross margins were 66% on a GAAP basis and 68% on a non-GAAP basis excluding the aforementioned amortization of intangible assets.

Revenue from products, other than WinDVD, such as WinDVD Creator, InterVideo DVD Copy, InstantON and Ulead products such as Video Studio, DVD Factory and PhotoImpact represented 60% of total revenue in the third quarter of 2005, as compared to 34% of total revenue in the third quarter of 2004.

The company closed the quarter with $72.3 million in cash, cash equivalents and short-term investments and repurchased $3.2 million of its stock during the quarter.

“We are pleased with our financial results for the third quarter,” commented President and CEO, Steve Ro.

“We continue to be excited about the opportunities we see to leverage our product development strengths in both HD-DVD and Blu-ray Disc technologies as the market for high-definition media players continues to develop,” concluded Ro.

Business Outlook

The following statements are based on current expectations and information available to us as of November 9, 2005; we do not undertake a duty to update them. Projected future results are inherently uncertain. These statements are “forward-looking” and actual results may differ materially as a result of risks outlined below.

InterVideo estimates its GAAP basis revenue for the fourth quarter of 2005 to be in the range of $29 to $31 million, which includes some non-recurring revenue, and earnings per share on a GAAP basis to be in the range of $0.13 to $0.15 which include higher legal costs associated with enforcement of our intellectual property rights. On a non-GAAP basis, InterVideo estimates earnings per share excluding amortization of intangible assets of $611,000 to be in the range of $0.17 to $0.19.

Conference Call Details

The InterVideo Third Quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Wednesday, November 9, 2005. To participate on the live call, analysts and investors should dial (800) 257-7063 at least ten minutes prior to the call. InterVideo will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site http://www.investor.intervideo.com. A telephonic replay of the conference call will also be available until 11:59 pm PT on Wednesday, November 16, 2005 by dialing 800-405-2236 and entering the passcode: 11043105#.

Use of Non-GAAP Financial Information

In this press release, InterVideo provides certain adjustments to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. These non-GAAP financial measures include non-GAAP net income, diluted earnings per share and gross profit and margin figures, which exclude certain expense items associated with the acquisition of Ulead and other non-recurring charges. Management believes that this non-GAAP presentation allows investors to better understand the operating results of InterVideo for the quarter ended September 30, 2005 because this presentation excludes acquisition related and other non-recurring charges management considers meaningful and provides insight into how management evaluates operating results. Investors should note, however, that the non-GAAP financial measures used by InterVideo may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. InterVideo does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to non-GAAP financial measures is provided at the end of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

About InterVideo, Inc.

InterVideo is a leading provider of DVD software. InterVideo has developed a technology platform from which it has created a broad suite of integrated multimedia software products that allow users to capture, edit, author, burn, distribute, and play digital video. InterVideo’s software is bundled with products sold by the majority of the leading PC OEMs. The company is headquartered in Fremont, CA with regional offices in Europe, Taiwan, China and Japan. For more information, contact InterVideo at 510/651-0888 or visit the company’s Web site at www.intervideo.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our estimated revenues and estimated earnings per share, on both a GAAP and non-GAAP basis, for the fourth quarter of 2005, as well as the anticipated benefits and synergies from the Ulead transaction, including accelerated product development and opportunities in HD-DVD and Blu-ray Disc technologies. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to unanticipated developments or events concerning the financial condition, assets, operations, business or prospects of Ulead; higher legal costs associated with enforcement of our intellectual property rights; adverse effects on existing business relationships with suppliers and customers; unsuccessful efforts or delays in new products development; customers’ acceptance of new technology or product offerings; increased competition and pricing pressure; slower than anticipated growth in the markets for new products; problems integrating the operations, personnel, technologies or products of Ulead; problems maintaining internal and disclosure controls and procedures with a company with significant presence in Taiwan; conflicts of interest issues that might arise between InterVideo and Ulead as a majority-owned subsidiary; potential loss of key management, engineers and other employees; litigation or claims regarding alleged infringement of third parties’ intellectual property rights; the ability to maintain or expand our relationship with our retail and OEM customers; Microsoft incorporating software DVD playback technology in its future operating systems and other risks and uncertainties. Please consult the various reports and documents filed by InterVideo with the U.S. Securities and Exchange Commission, including but not limited to InterVideo’s quarterly report on Form 10-Q for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and InterVideo disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the third quarter ended September 30, 2005 are not necessarily indicative of InterVideo’s operating results for any future periods.

InterVideo and WinDVD are registered trademarks of InterVideo, Inc. All other trademarks are the property of their respective holders.

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TABLES TO FOLLOW

INTERVIDEO, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
Revenue	$29,002	$18,510	$78,512	$54,035
Cost of revenue	9,319	8,245	28,849	23,798
Amortization of Intangible Assets	611	50	1,176	150

Gross Profit	19,072	10,215	48,487	30,087

Operating Expenses :
Research and development	6,272	2,380	14,709	7,276
Sales and marketing	5,367	2,299	13,424	7,771
General and administrative	4,025	3,085	10,860	6,764
Acquired in-process research and development	—	—	4,800	—
Stock-based compensation	3	77	70	226

Total operating expenses	15,667	7,841	43,863	22,037

Income from operations	3,405	2,374	4,624	8,050
Other income, net	831	211	119	645

Income before income taxes	4,236	2,585	4,743	8,695
Provision for income taxes	(2,060)	(1,275)	(4,342)	(3,652)
Minority Interests	224	—	520	—

Net income	$2,400	$1,310	$921	$5,043

Net income per share :
Basic	$0.17	$0.10	$0.07	$0.38

Diluted	$0.16	$0.09	$0.06	$0.33

Number of shares used in net income per share calculation:
Basic	14,046	13,436	13,940	13,354

Diluted	15,382	15,274	15,400	15,352

INTERVIDEO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2005	December 31, 2004
	(unaudited)
Current Assets :
Cash and cash equivalents	$31,384	$27,410
Short term investments	40,935	47,177
Accounts receivable (net of $262 and $215 allowance, respectively)	13,307	5,660
Deferred tax assets	723	256
Prepayments and other current assets	3,809	2,136
Held for sale assets	19,500	—
Inventory	2,298	444

Total current assets	111,956	83,083

Property and equipment, net	3,792	2,606
Goodwill	2,452	1,018
Other purchased intangible assets	13,918	83
Deferred tax assets	5,683	5,446
Other assets	4,670	9,539

Total assets	$142,471	$101,775

Current liabilities :
Accounts payable	$2,634	$1,098
Accrued liabilities	17,282	13,462
Deferred revenue	8,194	4,002

Total current liabilities	28,110	18,562

Long term Liabilities:
Deferred tax liabilities	$6,228	$—
Other long term liabilities	1,407	—

	7,635	—

Minority Interests	$23,949	$—

Stockholders’ equity :
Common stock, $0.001 par value,	14	14
150,000 shares authorized,
13,962 and 13,661 shares issued and outstanding respectively
Additional paid-in capital	74,890	76,498
Notes receivable from stockholders	(570)	(830)
Deferred stock compensation	(8)	(95)
Accumulated other comprehensive income (loss)	1,025	1,121
Retained earnings	7,426	6,505

Total stockholder’s equity	82,777	83,213

Total liabilities and stockholders’ equity	$142,471	$101,775

INTERVIDEO, INC.

Reconciliation of Reported Operating Results to Non-GAAP Operating Results

(in thousands, except per share amounts)

(unaudited)

Three months ended September 30, 2005
Reconciliation from GAAP to Non-GAAP Gross Profit

GAAP Gross Profit	$19,072
Adjustments:
Amortization of intangibles	611

Non-GAAP Gross Profit	$19,683

Reconciliation from GAAP to Non-GAAP Net Income

GAAP Net Income	$2,400
Adjustments:
Amortization of intangibles	611
One-time charge for a loss on asset disposal	109
Permanent cost reductions of Ulead operations	344
Minority Interest on non-GAAP adjustments	(125)
Tax Impact on non-GAAP adjustments	(236)

Non-GAAP Net Income	$3,103

EPS (GAAP)	$0.16

EPS (Non GAAP)	$0.20

Shares Used	15,382